EXECUTION COPY

                        AFB TAX AGREEMENT

          This AFB TAX AGREEMENT (this "Agreement") is entered into as of October 31, 1995 by and among the Federal Deposit Insurance Corporation (the "FDIC"), as Manager of the FSLIC Resolution Fund (the "FRF"), which is the transferee of the assets and liabilities of the Federal Savings and Loan Insurance Corporation (the "FSLIC") (the FDIC as Manager of the FRF is herein referred to as the "FDIC Manager"), Guaranty Federal Bank, F.S.B., Dallas, Texas ("Guaranty"), Guaranty Holdings Inc. I ("Guaranty Holdings I"), a savings and loan holding company incorporated under the laws of the state of Delaware of which Guaranty is a wholly-owned subsidiary, and Temple-Inland Inc. ("Temple-Inland"), a corporation incorporated under the laws of the state of Delaware (Guaranty Holdings I and Temple-Inland collectively, the "Acquirers").

                             RECITALS

          A.   American Federal Bank, F.S.B., Dallas, Texas
("AFB"), LSST Financial Services Corporation ("LSST"), and the
FSLIC entered into an Assistance Agreement, dated August 18, 1988
(as amended, the "AFB Assistance Agreement").

          B. Guaranty, the Acquirers, and the FSLIC are parties to an Assistance Agreement, dated September 30, 1988 (the
"Guaranty Assistance Agreement").

          C. Americity Federal Savings Bank ("Americity") and the FSLIC entered into an assistance agreement, dated November 18, 1988 (the "Americity Assistance Agreement"). On December 18, 1991, Americity, the FDIC Manager, and the Resolution Trust Corporation entered into a Termination Agreement and a Tax Benefits Cancellation Agreement (collectively, the "Americity Termination Agreement") which terminated most of the provisions of the Americity Assistance Agreement. (The Americity Assistance Agreement and the Americity Termination Agreement are referred to collectively herein as the "Americity Agreements".) On July 1, 1992, Americity merged with and into AFB. The FDIC Manager subsequently notified AFB pursuant to the Americity Termination Agreement that the obligations to share certain tax benefits, in accordance with Section 9 of the Americity Assistance Agreement, survived the termination of the Americity Assistance Agreement.

          D. On November 12, 1993, by means of a stock purchase and merger, Guaranty acquired AFB and, in connection therewith, assumed certain benefits and obligations under the AFB Assistance Agreement and the Americity Agreements. An election under section 338(h)(10) of the Internal Revenue Code was made with respect to Guaranty's acquisition of AFB. In anticipation of this transaction, on September 10, 1993, AFB, LSST, Lone Star Technologies, Inc. ("Lone Star"), Guaranty, the Acquirers, and the FDIC Manager entered into a tax benefit agreement (the "Lone Star Tax Benefit Agreement"), which provides, in part, for (i) the assumption by Lone Star of certain obligations under the AFB Assistance Agreement and the Americity Agreements with respect to certain tax attributes retained or inherited by Lone Star (or members of the affiliated group of corporations of which Lone Star is a member) on account of the section 338(h)(10) election, and (ii) the release of Guaranty and the Acquirers from any liability with respect to such tax attributes.

          E. Contemporaneously with the execution of this Agreement, the FDIC Manager, Guaranty, and the Acquirers are entering into (i) a Termination Agreement (the "Guaranty Termination Agreement"), whereby the parties are terminating the provisions of the Guaranty Assistance Agreement (except as otherwise provided in the Guaranty Termination Agreement); (ii) a Termination Agreement (the "AFB Termination Agreement"), whereby the parties are terminating the provisions of the AFB Assistance Agreement and the Americity Agreements (except as otherwise provided in the AFB Termination Agreement); and (iii) certain collateral agreements and documents, including a tax agreement among Guaranty, the Acquirers and the FDIC Manager ("GFB Tax Agreement").

          F. By this Agreement, the FDIC Manager, Guaranty, and the Acquirers desire to provide for a complete termination of all parties' rights, duties and obligations to each other arising under sections 9, 16(e)(1), and 18(c) of the AFB Assistance Agreement, any provision of the Americity Agreements, and the Lone Star Tax Benefit Agreement, except those rights, duties, and obligations assumed by Lone Star pursuant to the Lone Star Tax Benefit Agreement and the rights, duties, and obligations of the FDIC Manager relating to Lone Star pursuant to the Lone Star Tax Benefit Agreement.

          G. The capitalized terms not otherwise defined herein shall have the meanings given such terms in the AFB Termination
Agreement, the GFB Termination Agreement or the GFB Tax
Agreement, as the case may be.

                            AGREEMENT

          In consideration of the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and notwithstanding anything to the contrary under the terms of the AFB Assistance Agreement, the Americity Agreements, the Lone Star Tax Benefit Agreement, or any related agreement, the parties hereby agree as follows:

          Section 1. Tax Benefits Settlement. The parties hereto, after analysis, discussion and negotiations, have determined to settle all outstanding AFB and Americity tax issues, and any obligations Guaranty or the Acquirers may have to the FDIC Manager under the Lone Star Tax Benefit Agreement, without any further payment from any party. This tax benefits settlement is the product of concessions on the various issues resolved by this Agreement by both Temple Inland and Guaranty, on the one hand, and the FDIC Manager, on the other.

          Section 2.     Release; Accord and Satisfaction.

          (a)  The parties to this Agreement agree and
acknowledge that the releases provided under sections 10.1 and
10.2 of the Guaranty Termination Agreement and sections 10.1 and
10.2 of the AFB Termination Agreement encompass any and all issues relating to sections 9, 16(e)(1) and 18(c) of the AFB Assistance Agreement, any provision of the Americity Agreements, and the Lone Star Tax Benefit Agreement; provided, however, that nothing in this Agreement, the Guaranty Termination Agreement, or the AFB Termination Agreement shall constitute a release or a waiver by Guaranty or the Acquirers of any and all rights, causes of action, suits, or claims against the United States or any agency or instrumentality thereof (other than the FDIC Released Persons) based on legislation that resulted in the reduction or elimination of contractual benefits with respect to the September 30, 1988, acquisition of substantially all of the assets and the secured and deposit liabilities of Delta, FFSL, and GFSL, and in the event that any such claim is brought, the FDIC Manager shall not be obligated to pay the expenses of such litigation and shall not be entitled to share in any recoveries; and provided, further, that nothing in this Agreement, the Guaranty Termination Agreement, or the AFB Termination Agreement shall constitute a release or waiver by the FDIC Manager of any of its rights under paragraph 2 of the Lone Star Tax Benefit Agreement (relating to certain obligations of Lone Star specified therein).

          (b) Execution of this Agreement by each party shall effect a complete accord and satisfaction of any and all obligations and liabilities of such party under sections 9, 16(e)(1), and 18(c) of the AFB Assistance Agreement, any provision of the Americity Agreements, and the Lone Star Tax Benefit Agreement (other than the obligations and liabilities, if any, of the FDIC to Lone Star, or of Lone Star to the FDIC, pursuant to the Lone Star Tax Agreement); and, thenceforth, such party shall be fully discharged from any obligation or liability of any kind in connection therewith, including, without limitation, any and all actions, causes of action, suits, debts, sums of money, bonds, covenants, agreements, promises, damages, judgments, claims and demands whatsoever, known or unknown, suspected or unsuspected, at law or in equity. No payment, credit, or debit with respect to either Section 9 of the AFB Assistance Agreement or any provision of the Americity Agreements shall be subject to the provisions of Articles 4, 5, or 6 of

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either the Guaranty Termination Agreement or the AFB Termination
Agreement.

          (c)  Notwithstanding the foregoing provisions of this
section 2, Guaranty, the Acquirers, and the FDIC Manager shall retain their respective rights to enforce this Agreement.

          Section 3.     Miscellaneous.

               Section 3.1    Amendments.  No amendment,
modification, or waiver of any provision of this Agreement, nor any consent to any departure therefrom by any party, shall in any event be effective unless the same shall be embodied in a writing signed by all parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

               Section 3.2 Notices. Any notice, request, claim, demand, consent, approval, or other communication to any party hereto shall be deemed effective when received and shall be given in writing, and delivered in person against receipt therefor, or sent by certified mail, postage prepaid or by facsimile transmission (with a hard copy mailed at the same time), to such party at its address set forth below (with copies as indicated below) or at such other address as such party shall hereafter furnish in writing to the other parties hereto.

               (a)  If to Guaranty:

                    Guaranty Federal Bank, F.S.B.
                    1300 South Mopac Expressway
                    Austin, Texas 78746

                    Attention:  President
                    Facsimile No.: (512) 434-1000

                    With a copy to:

                    Guaranty Federal Bank, F.S.B.
                    1300 South Mopac Expressway
                    Austin, Texas 78746

                    Attention: General Counsel
                    Facsimile No.: (512) 434-1000

                    and

                    Temple-Inland Inc.
                    303 South Temple Drive
                    Diboll, Texas 75941



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                    Attention: General Counsel
                    Facsimile No.: (409) 829-3333 or
                    (409) 829-1685

          (b)       If to Temple-Inland:

                    Temple-Inland Inc.
                    303 South Temple Drive
                    Diboll, Texas 75941

                    Attention: General Counsel
                    Facsimile No.: (409) 829-3333 or
                    (409) 829-1685


                    With a copy to:

                    Guaranty Federal Bank, F.S.B.
                    1300 South Mopac Expressway
                    Austin, Texas 78746

                    Attention: President
                    Facsimile No.: (512) 434-1000

                    and

                    Guaranty Federal Bank, F.S.B.
                    1300 South Mopac Expressway
                    Austin, Texas 78746

                    Attention: General Counsel
                    Facsimile No.: (512) 434-1000

          (c)       If to the FDIC Manager:

                    Federal Deposit Insurance Corporation
                    Division of Resolutions
                    Assisted Acquisitions (FRF)
                    550 17th Street, N.W.
                    Washington, D.C. 20429

                    Attention: Assistant Director (FRF)
                    Facsimile No.: (202) 898-8917

                    With a copy to:

                    Federal Deposit Insurance Corporation
                    Legal Division
                    550 17th Street, N.W.
                    Washington, D.C. 20429

                    Attention: Assistant General Counsel
                              (Resolutions)
                    Facsimile No.: (202) 898-3669

Notices received at or before 5:00 p.m. local time on a business day shall be effective the date received. Notices received after 5:00 p.m. local time on a business day shall be deemed received on the next business day.

          Section 3.3 Waiver. Except as otherwise set forth in this Agreement, no failure or delay on the part of any party to this Agreement in exercising any right, privilege, power, or remedy, under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of such right, privilege, power, or remedy nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of such right, privilege, power, or remedy. The rights, privileges, powers, and remedies available to the parties hereto are cumulative and not exclusive of any other rights, privileges, powers, or remedies provided by statute, at law, in equity, or otherwise. No notice to or demand on any party shall in any case entitle such party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

          Section 3.4 Governing Law. To the extent federal law does not control, this Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the law of the State of Texas. Any legal action or proceedings arising out of this Agreement shall be brought in the federal courts of the United States of America located in the District of Columbia or in the Northern District of Texas, and each party hereto submits to the exclusive jurisdiction of such courts and hereby waives any objections on the grounds of venue, forum non conveniens, or any similar grounds.

          Section 3.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws. However, in the event that any provision of this Agreement shall be held to be prohibited or invalid under any applicable law, or declared unenforceable, then all of the remaining provisions of this Agreement shall, to the fullest extent possible, remain in full force and effect and shall be binding on the parties hereto; provided, however, that this Section 3.5 shall be of no force or effect if the exclusion of such provision or portion thereof shall render the remaining provisions of this Agreement incapable of observance or shall cause this Agreement as a whole to fail of its essential purpose.

          Section 3.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit for the parties hereto and, except as otherwise provided in this Agreement, their respective successors and assigns; provided, however, that except for a successor to Guaranty, any Acquirer or the FDIC Manager by merger, consolidation, liquidation, succession, or change of control, this Agreement may not be assigned to any person or entity nor may any rights or obligations under this Agreement be transferred or delegated to or vested in any other person or entity without the prior written consent of the FDIC Manager, Guaranty, and the Acquirers.

          Section 3.7    Headings.  The headings contained in
this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

          Section 3.8    Entire Agreement.  This Agreement
embodies the entire agreement among the parties hereto relating to the subject matters herein, and supersedes all prior agreements and understandings among the parties hereto, oral or written, relating to such matters.

          Section 3.9    Third-Party Beneficiaries.  Except as
expressly provided in this Agreement, no provision of this Agreement is intended to nor shall it benefit any person other than the parties hereto.

          Section 3.10   Execution in Counterparts.  This
Agreement may be executed in separate counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which taken together shall constitute one and the same
Agreement.

          Section 3.11 Computation of Time. Should the operative date for a party's response or action under any particular provision of this Agreement occur on a Saturday or Sunday or a Federal holiday, then the first business day following such day shall be operative date for purposes of such provision.

          Section 3.12 Continuing Cooperation. The FDIC Manager, Guaranty, and the Acquirers each agree that in order to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated hereby, as set forth in the Recitals and the further terms and provisions hereof, the parties hereto will cooperate in implementing such intent, purposes and transactions which are to be accomplished and/or performed from and after the Closing. Each party will use its good faith best efforts to cooperate with one another to carry out the intent and purposes hereof and perform each act required to be performed from and after the Closing within the time periods provided herein or, in the event no time is provided for a particular act or response, in a timely manner.

               [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by themselves or their respective officers, as the case may be, as of the day and year first above written.

GUARANTY FEDERAL BANK, F.S.B.



By: ______________________
Name:_____________________
Title:____________________


GUARANTY HOLDINGS INC. I


By:______________________
Name:____________________
Title:___________________


TEMPLE-INLAND INC.


By:______________________
Name:____________________
Title:___________________

FEDERAL DEPOSIT INSURANCE
CORPORATION, AS MANAGER OF THE
FSLIC RESOLUTION FUND


By:______________________
Name:____________________
Title:___________________



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